Exhibit 99.(j)(4)

AMENDMENT

AMENDMENT made as of September 19, 2014 to that certain Accounting Services Agreement made separately by and between each separate registered investment company set forth on Exhibit A thereto (each a “Fund”) and The Bank of New York Mellon (successor by assignment to BNY Mellon Investment Servicing Trust Company, formerly PFPC Trust Company) (“BNYIS”), which agreement was initially entered into with respect to certain of the Funds on July 1, 2005, as amended by the fee schedule on              and as amended from time to time (such Accounting Services Agreement hereinafter referred to as the “Accounting Agreement”).  Capitalized terms not otherwise defined herein shall have the meaning assigned to them pursuant to the Accounting Agreement.

WHEREAS, the parties wish to amend the Accounting Agreement to add certain funds and or series thereof as parties to the Accounting Agreement;

NOW, THEREFORE, for and in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.  Exhibit A of the Accounting Agreement shall be amended as set forth in Exhibit I to this Amendment, attached hereto and made a part hereof.  Each Fund is a “Fund” under the Accounting Agreement as of the initial date of first service relating to such Fund as listed on Exhibit I hereto.

2.  Each party represents to the other that this Amendment has been duly executed.

3.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, shall, together, constitute only one amendment.

4.  This Amendment shall become effective for each Fund as of the date of first service as listed in Exhibit I hereto upon execution by the parties hereto. From and after the execution hereof, any reference to the Accounting Agreement shall be a reference to the Accounting Agreement as amended hereby. Except as amended hereby, the Accounting Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Fund and BNYIS have caused this Amendment to be executed by their duly authorized representatives, as of the day and year first above written.

EACH FUND LISTED ON
EXHIBIT I HERETO

By:
Name:
Title:

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

Exhibit I

SCHEDULE A TO THE ACCOUNTING AGREEMENT

Prudential Jennison MLP Income Fund, Inc.